AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

Amendment, dated as of April 17, 2013 (the “Amendment”), to the Investment Management Trust Agreement, dated as of July 14, 2011 (the “IMTA Agreement”), by and between Blue Wolf Mongolia Holdings Corp., a British Virgin Islands business company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the IMTA Agreement.

WHEREAS, the Company simultaneously consummated its initial public offering and the sale of its sponsor warrants in July 2011 and deposited $80,237,500 into the Trust Account; and

WHEREAS, the Company sought the approval of its Public Shareholders to amend and restate the Company’s memorandum and articles of association to (i) extend the date by which the Company must consummate its initial business combination from April 20, 2013 to July 22, 2013 (the “Extension Amendment”) and (ii) remove the requirement that the Company acquire a target business that has a fair market value equal to at least 80% of the value of the funds held in the Trust Account (the “80% Amendment”);

WHEREAS, the Company sought the approval of its Public Shareholders to amend the IMTA Agreement to: (i) permit the withdrawal and distribution of an amount, not to exceed an aggregate of $69,854,955 (the “Withdrawal Amount”), from the Trust Account to those persons holding Ordinary Shares comprising part of the units sold in its IPO (the “Public Shares”) who wish to exercise their redemption rights in connection with the Extension Amendment and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA Agreement to July 22, 2013 (the “IMTA Amendment” and, together with the Extension Amendment and the 80% Amendment, the “Shareholder Proposals”); and

WHEREAS, holders of at least sixty-five percent (65%) of the Company’s issued and outstanding ordinary shares have approved the Shareholder Proposals.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the IMTA Agreement as set forth herein:

1.  Agreements and Covenants of Trustee.

1.1.  Section 1(i).  Section 1(i) is hereby amended and restated in its entirety so that it now reads in full as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by an executive officer and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed by the Company; provided, however, that in the event that a Termination Letter has not been received by the Trustee by 11:59 P.M. New York City time on July 22, 2013 (“Termination Date”), the Trust Account shall be liquidated as soon as practicable thereafter in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders of record at the close of trading (4:00 P.M. New York City time) on the Termination Date. For the purposes of clarity, any transmission of such Termination Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such Termination Letter hereunder.

1.2.  Section 2(c).  Section 2(c) is hereby amended and restated in its entirety so that it now reads in full as follows:

(c)  The Trustee shall, upon and in accordance with the written instruction of the Company, disburse to the Public Shareholders who (i) elected to exercise their redemption rights in connection with the Shareholder Proposals and redeem the Public Shares through an issuer tender offer (the “Tender Offer”) on Schedule TO in accordance with the tender offer rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) delivered the Public Shares to the Company’s transfer agent prior to the expiration of the Tender Offer, as directed by the Company in the Tender Offer documents, the amount indicated by the Company as required to pay the shareholders that have redeemed their Public Shares not to exceed the Withdrawal Amount.

1.3.  Section 2(f).  Section 2(f) is hereby added to the IMTA Agreement so that it reads in full as follows:

(f)  The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to such funds, and the Trustee has no responsibility to look beyond such request.

1.4.  Section 7(c).  Section 7(c) is hereby amended and restated in its entirety so that it now reads in full as follows:

(c)  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 2(a), 2(b), 2(c) and 2(d) (which may not be modified, amended or deleted without the affirmative vote of 65% of the then outstanding Ordinary Shares provided that no such amendment will affect any Public Shareholder who has otherwise either (i) indicated his election to redeem his Ordinary Shares in connection with a shareholder vote sought to amend this Agreement or (ii) not consented to any amendment to this Agreement to extend to the time he would be entitled to a return of his pro rata amount in the Trust Account), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury and the right to set-off as a defense. The Trustee may request an opinion from Company counsel as to the legality of any proposed amendment as a condition to its executing such amendment.

2.  Miscellaneous.

2.1.  Governing Law.  The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

2.2.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.3.  Entire Agreement.  This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the IMTA Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

2.4.  Severability.  This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.5  Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the IMTA Agreement as of this 17th day of April, 2013.

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Trustee

By:	/s/ Frank Di Paolo
Name:	Frank Di Paolo
Title:	Chief Financial and Trust Officer

BLUE WOLF MONGOLIA HOLDINGS CORP.

By:	/s/ Lee Kraus
Name:	Lee Kraus
Title:	Chief Executive Officer